UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2019

Carrols Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33174	83-3804854
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street Syracuse, New York	13203
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TAST	The NASDAQ Global Market

Explanatory Note

Carrols Restaurant Group, Inc. (formerly Carrols Holdco Inc.), a Delaware corporation (the “Company”), is providing the disclosure contained in this Current Report on Form 8-K in connection with the April 30, 2019 closing of the Mergers and the Refinancing (each as defined in Item 1.01 and Item 2.03, respectively to this Current Report on Form 8-K), under the following items of Form 8-K: Item 1.01, Item 1.02, Item 2.01, Item 2.03, Item 3.01, Item 3.02, Item 3.03, Item 5.02, Item 5.03, Item 8.01 and Item 9.01.

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

As previously disclosed, on February 19, 2019, Carrols Holdco, Inc. (formerly Carrols Restaurant Group, Inc.), now a wholly owned subsidiary of the Company (“OldCRG”), the Company, GRC MergerSub Inc., a wholly owned subsidiary of OldCRG (“Carrols Merger Sub”), and GRC MergerSub LLC, a wholly owned subsidiary of OldCRG (“Carrols CFP Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cambridge Franchise Partners, LLC (“CFP”), Cambridge Franchise Holdings, LLC, a wholly owned subsidiary of CFP (“Cambridge Holdings”), and New CFH, LLC, a wholly owned subsidiary of Cambridge Holdings (“New CFH”), pursuant to which OldCRG agreed to purchase the business of the subsidiaries of Cambridge Holdings, which included 165 Burger King® restaurants, 55 Popeyes® restaurants, six convenience stores and certain real property through (i) a merger of Carrols Merger Sub and OldCRG with OldCRG as the surviving entity which resulted in OldCRG becoming a wholly-owned subsidiary of the Company (the “Holding Company Reorganization”) and (ii) the merger of Carrols CFP Merger Sub and New CFH with New CFH as the surviving entity (the “Cambridge Merger” and, together with the Holding Company Reorganization, the “Mergers”), in consideration for the issuance to Cambridge Holdings of 7,364,413 shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock” and such shares, the “Company Investor Shares”) and 10,000 shares of Series C Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Company Series C Preferred Stock”), each share of which is initially convertible into 745.04 shares of Company Common Stock. The Merger Agreement is described in Item 1.01 of the Company’s Current Report on Form 8-K filed on February 25, 2019, which description is incorporated by reference into this Item 1.01.

The foregoing description of the transaction and the Merger Agreement and of the terms of the Company Series C Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 25, 2019, and the Certificate of Designations of Series C Convertible Preferred Stock of the Company, which is attached hereto as Exhibit 4.2, and each of which is incorporated by reference into this Item 1.01.

Registration Rights and Stockholders’ Agreement

Simultaneously with the closing of the Mergers, the Company and Cambridge Holdings entered into a Registration Rights and Stockholders’ Agreement (the “Registration Rights and Stockholders’ Agreement”), which is described in Item 1.01 of the Company’s Current Report on Form 8-K filed on February 25, 2019, which description is incorporated by reference into this Item 1.01.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Registration Rights and Stockholders’ Agreement, which is attached hereto as Exhibit 4.3 and is incorporated by reference into this Item 1.01.

Loan Agreement

On April 30, 2019, the Company, as borrower, and certain subsidiaries of the Company, as guarantors (the “Guarantors”), entered into a Credit Agreement dated as of April 30, 2019 (the “Loan Agreement”) with Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the lenders party thereto (each individually, a “Lender” and, collectively, the “Lenders”), as further described below in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” which description is incorporated by reference in this Item 1.01.

Security Agreement

In connection with the Loan Agreement, on April 30, 2019, the Company and the Guarantors entered into a Security Agreement (the “Security Agreement”) with the Administrative Agent. Pursuant to the Security Agreement, the Company and the Guarantors pledged and granted to the Administrative Agent for the benefit of the Administrative Agent and the other Secured Parties (as defined therein), a first lien on, and security interest in, all of the right, title and interest of the Company and the Guarantors in substantially all of their respective assets, subject to certain exceptions as specified in the Security Agreement. In addition, under the Security Agreement, all of the outstanding capital stock and equity interests of the direct and indirect subsidiaries of the Company were pledged as security to the Administrative Agent for the benefit of the Secured Parties. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Security Agreement, which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Voting Agreement

On April 30, 2019, Burger King Corporation (“BKC”), Blue Holdco 1, LLC (“Blue Holdco” and together with BKC, the “BK Stockholders”), Cambridge Holdings and the Company entered into a Voting Agreement, pursuant to which (i) the BK Shareholders will agree to vote their respective shares of Series B Convertible Preferred Stock of the Company (the “Series B Preferred Stock”) that they hold in favor of a proposal at any annual or special meeting of the Company’s stockholders, or execute written consents in lieu of any annual or special meeting, to remove the restrictions limiting the conversion of the Company Series C Preferred Stock and the issuance of shares of Company Common Stock upon conversion thereof (the “Issuance Restrictions”) and against any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, disadvantage or adversely effect the removal of the Issuance Restrictions and (ii) Cambridge Holdings will agree to vote its shares of the Company Common Stock that it holds in favor of a proposal at any annual or special meeting of the Company’s stockholders, or execute written consents in lieu of any annual or special meeting, to amend the Certificate of Designations of the Series B Preferred Stock (the “Series B Certificate of Designations”) changing the definition of (A) the Director Step-Down Date (as defined in the Series B Certificate of Designations) to occur upon the first date on which the number of shares of Company Common Stock into which the outstanding shares of Series B Preferred Stock held by the BK Stockholders are then convertible constitute less than 11.5% of the total number of outstanding shares of Company Common Stock and (B) Director Cessation Date (as defined in the Series B Certificate of Designations) as the first date on which the number of shares of Company Common Stock into which the outstanding shares of Series B Preferred Stock held by the BK Stockholders are then convertible constitute less than 7.5% of the total number of outstanding shares of Company Common Stock. The foregoing description of the Voting Agreement and the Series B Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement and Series B Certificate of Designations, which are attached hereto as Exhibit 10.3 and Exhibit 4.1, respectively, and are incorporated by reference herein.

Consent Agreement

On April 30, 2019, BKC, Blue Holdco, OldCRG, Carrols Corporation and the Company entered into the Consent Agreement (the “Consent Agreement”) which provides, among other things, that the Company (i) include in the Company’s proxy statement for the next annual meeting of stockholders, a proposal soliciting the Company’s stockholders’ affirmative vote at such annual meeting of stockholders for approval of a modification of the following definitions included in the Series B Certificate of Designations: (a) “Director Step-Down Date” to be modified by replacing the percentage set forth therein (14.5%) with 11.5% and (b) “Director Cessation Date” to be modified by replacing the percentage set forth therein (10%) with 7.5% to reflect the increase in the number of directors of the Company (the “Stockholder Approval”) and (ii) use its commercially reasonable efforts to solicit its stockholders’ approval of such proposal and to cause the board of directors of the Company to recommend to the stockholders that they vote in favor of such proposal, unless the board of directors of the Company determines, after consultation with outside legal counsel, that making such recommendation would reasonably be expected to cause the board of directors to be in breach of its fiduciary duties under applicable law. If the Stockholder Approval is not obtained at an annual meeting of stockholders of the Company, then the Company will use its commercially reasonable efforts (including continuing to recommend the Stockholder Approval to the stockholders) to obtain the Stockholder Approval at each of the following meetings of the stockholders of the Company until such Stockholder Approval is obtained. The Company entered into the forgoing obligations in consideration for the consent of the BK Stockholders under the Series B Certificate of Designations for certain matters related to the Mergers and the Holding Company Reorganization. The foregoing description of the Consent Agreement does not purport to be complete and is qualified in its entirety by reference to the Consent Agreement which is attached hereto as Exhibit 10.4 and is incorporated by reference herein.

ITEM 1.02. Termination of a Material Definitive Agreement.

On April 30, 2019, OldCRG repaid all outstanding borrowings and other obligations under its existing senior credit facility which was governed by the Credit Agreement dated as of May 30, 2012, as amended (the “Prior Credit Agreement”), by and among OldCRG, the guarantors named therein, the lenders named therein and Wells Fargo Bank, National Association, as administrative agent. On April 30, 2019, OldCRG terminated the Prior Credit Agreement, the First Lien Security Agreement dated as of May 30, 2012, as amended (the “Prior First Lien Security Agreement”), among OldCRG, the guarantors named therein and the Administrative Agent and all other instruments and documents related to the Prior Credit Agreement and the Prior First Lien Security Agreement. All outstanding obligations under the Prior Credit Agreement were repaid with a portion of the net proceeds from the Loan Agreement.

On April 30, 2019, OldCRG irrevocably called for the redemption of $275,000,000 of 8.00% Senior Secured Second Lien Notes due 2022 (the “Existing Notes”) and irrevocably deposited with The Bank of New York Mellon Trust Company, N.A., as trustee for the Existing Notes (the “Trustee”), an amount of funds sufficient to redeem such Existing Notes on May 30, 2019 (including accrued interest thereon to, but not including, the date of redemption). Consequently, on April 30, 2019, each of OldCRG and the guarantors under the Existing Notes (i) discharged its respective obligations under the Existing Notes and the Indenture related thereto dated as of April 29, 2015, by and among OldCRG and the guarantors listed therein, as amended by the Supplemental Indenture in Respect of Guarantee, dated as of July 6, 2017, among OldCRG, the guarantor named therein and the Trustee (as amended, the “Existing Indenture”), other than those obligations which by the terms of the Existing Indenture survive and (ii) terminated its respective obligations under the Second Lien Security Agreement dated as of April 29, 2015 among the Company, the guarantors party thereto and the Trustee.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 30, 2019, immediately prior to the completion of the Cambridge Merger, OldCRG effected the Holding Company Reorganization, and the Company changed its name from Carrols Holdco Inc. to “Carrols Restaurant Group, Inc.”

Immediately after the effective time of the Holding Company Reorganization, (1) Carrols CFP Merger Sub and New CFH effectuated the Cambridge Merger and (2) the Company issued to Cambridge Holdings the Company Investor Shares and the Company Series C Preferred Stock. The Mergers and the transactions related thereto did not require the approval of OldCRG shareholders.

Shares of Company Common Stock are listed and traded on The Nasdaq Global Market (“Nasdaq”) under the ticker symbol “TAST.”

The foregoing description of the Holding Company Reorganization and the Mergers, does not purport to be complete and is further described in the Company’s Current Report on Form 8-K filed on February 25, 2019 and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 25, 2019, both of which are incorporated by reference into this Item 2.01.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet ARRANGEMENT of a Registrant.

On April 30, 2019, the Company and the Guarantors entered into the Loan Agreement. The Loan Agreement provides for senior secured credit facilities in an aggregate principal amount of $550.0 million, consisting of (i) a term loan B facility in an aggregate principal amount of $425.0 million (the “Term Loan B Facility”), the entire amount of which was borrowed by the Company on April 30, 2019 and (ii) a revolving credit facility (including a sub-facility for standby letters of credit) in an aggregate principal amount of $125.0 million (the “Revolving Credit Facility” and, together with the Term Loan B Facility, the “Senior Credit Facilities”), which was undrawn as of April 30, 2019. The Loan Agreement also provides that the Company has the right at any time and from time to time, subject to customary conditions, to incur one or more incremental term loan facilities and/or to increase the commitments under the Revolving Credit Facility in an aggregate principal amount for all such incremental term loans and Revolving Credit Facility increases of up to (a) the greater of (i) $135.0 million and (ii) an amount equal to 100% of the Company’s Consolidated EBITDA (as such term is defined in the Loan Agreement) for the period of four consecutive fiscal quarters ended on or prior to the applicable date of determination, plus (b) an amount equal to all voluntary prepayments, repurchases, redemptions and other retirements of the Term Loan B Facility and certain other incremental term loans and incremental equivalent debt, in each case, made prior to such date of incurrence and/or increase (other than voluntary prepayments, repurchases, redemptions and other retirements and voluntary commitment reductions to the extent funded by a refinancing with long-term funded indebtedness (other than loans under the Revolving Credit Facility)) plus (c) an additional amount at any time (including at any time prior to utilization of amounts set forth in clauses (a) and (b) above) so long as, in the case of this clause (c) only, (1) in the case of any such indebtedness secured on a pari passu lien basis with the Term Loan B Facility, the Company not exceeding a specified pro forma first lien net leverage ratio, (2) in the case of any such indebtedness secured on a junior lien basis to the Term Loan B Facility, the Company not exceeding a specified pro forma secured net leverage ratio and (3) in the case of any such indebtedness that is unsecured, the Company not exceeding a specified pro forma total net leverage ratio. The Term Loan B Facility matures on April 30, 2026. The Revolving Credit Facility matures on April 30, 2024. The Company used borrowings under the Term Loan B Facility to refinance the existing indebtedness of (i) OldCRG and (ii) New CFH and its subsidiaries and the payment of fees and expenses in connection with the transactions contemplated by the Merger Agreement and the Loan Agreement (the “Refinancing”). The proceeds of the Revolving Credit Facility will be used to finance ongoing working capital and for other general corporate purposes of the Company and its subsidiaries, including permitted acquisitions and required expenditures under development agreements.

Borrowings under the Term Loan B Facility and the Revolving Credit Facility will bear interest at a rate per annum, at the Company’s option, of (i) the Alternate Base Rate (as defined in the Loan Agreement) plus the applicable margin of 2.25% or (ii) the LIBOR Rate (as defined in the Loan Agreement) plus the applicable margin of 3.25%.

The Company’s obligations under the Loan Agreement are secured by first priority liens on substantially all of the assets of the Company and the Guarantors (including a pledge of all of the capital stock and equity interests of the Guarantors) pursuant to the Security Agreement.

Under the Loan Agreement, the Company will be required to make mandatory prepayments of borrowings in the event of dispositions of assets, debt issuances and insurance and condemnation proceeds (all subject to certain exceptions).

The Loan Agreement contains certain covenants, including, without limitation, those limiting the Company’s and the Guarantors’ ability to, among other things, incur indebtedness, incur liens, sell or acquire assets or businesses, change the character of its business in any material respects, engage in transactions with related parties, make certain investments, make certain restricted payments or pay dividends.

Under the Loan Agreement, the Lenders may terminate their obligation to advance and may declare the unpaid balance of borrowings, or any part thereof, immediately due and payable upon the occurrence and during the continuance of customary defaults which include, without limitation, payment default, covenant defaults, bankruptcy type defaults, defaults on other indebtedness, judgments or upon the occurrence of a change of control (as specified therein). The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 30, 2019, in connection with the Holding Company Reorganization, OldCRG notified Nasdaq that the Holding Company Reorganization had been completed and requested that trading of shares of OldCRG common stock be suspended and requested that Nasdaq file with the U.S. Securities and Exchange Commission (the “Commission”) an application on Form 25 to delist the OldCRG common shares from Nasdaq and deregister the shares of OldCRG common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). OldCRG intends to file a certificate on Form 15 requesting that the shares of OldCRG common stock be deregistered under the Exchange Act, and that OldCRG’s reporting obligations under Section 15(d) of the Exchange Act be suspended (except to the extent of the succession of the Company to the Exchange Act Section 12(b) registration and reporting obligations of OldCRG as described under the heading, “Successor Issuer,” under Item 8.01 below).

The information set forth in Item 8.01 under the heading “Successor Issuer,” describing the succession of the Company to Exchange Act Section 12(b) and reporting obligations of OldCRG, is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is hereby incorporated by reference in this Item 3.02. Exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), for the issuance to Cambridge Holdings of the Company Investor Shares and the shares of Company Series C Preferred Stock pursuant to the terms of the Merger Agreement is based on Section 4(a)(2) of the Securities Act. Cambridge Holdings is an “accredited investor” as such term is defined in Regulation D, as promulgated under the Securities Act.

Item 3.03. Material Modification of Rights of Securityholders.

At the effective time of the Holding Company Reorganization, each share of OldCRG common stock was automatically converted into one share of Company Common Stock and each share of OldCRG Series B Convertible Preferred Stock (“OldCRG Series B Preferred Stock”) was automatically exchanged for one share of Series B Preferred Stock which has the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of OldCRG Series B Preferred Stock. The Company (as Carrols Holdco Inc.) filed a Registration Statement on Form S-4 (Registration No. 333-230554) in connection with the Holding Company Reorganization, which was declared effective by the Commission on April 16, 2019.

The information set forth in Item 2.01 is hereby incorporated by reference in this Item 3.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers of the Company; Election of New Directors of the Company

The directors and executive officers of the Company are the same as the directors and executive officers of OldCRG immediately prior to the closing of the Mergers. OldCRG appointed Matthew Perelman as a Class I director and Alexander Sloane as a Class II director to the board of directors immediately prior to the consummation of the Holding Company Reorganization.

The charts below list the Company’s directors and executive officers, effective as of April 30, 2019.

Directors

Name	Age	Year Became a Director	Year Term Expires and Class
Daniel T. Accordino	68	1993	2019 Class I
Matthew Perelman(2), (3), (4)	32	2019	2019 Class I
Hannah S. Craven(1), (2), (3)	53	2015	2020 Class II
Lawrence E. Hyatt(1), (3), (4)	64	2017	2020 Class II
Alexander Sloane(2), (3), (4)	32	2019	2020 Class II
David S. Harris(1), (2), (3), (4)	59	2012	2021 Class III
Deborah M. Derby(2)	55	2018	2021 Class III
Jose E. Cil	49	2015	2019 Class B
Matthew Dunnigan	35	2018	2019 Class B

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Corporate Governance and Nominating Committee.
(4)	Member of the Finance Committee.

Executive Officers

Name	Age	Position
Daniel T. Accordino	68	Chairman of the Board of Directors, Chief Executive Officer and President
Paul R. Flanders	62	Vice President, Chief Financial Officer and Treasurer
William E. Myers	63	Vice President, General Counsel and Secretary
Richard G. Cross	56	Vice President, Real Estate
Gerald J. DiGenova	62	Vice President, Human Resources
Nathan Mucher	47	Vice President, Chief Information Officer

Biographical information about the Company’s directors, other than Messrs. Perelman and Sloane, is included in OldCRG’s Form 10-K for the fiscal year ended December 30, 2018 under “Item 10. Directors, Executive Officers and Corporate Governance” and is incorporated by reference herein.

Biographical information about each of Messrs. Perelman and Sloane is set forth below:

Matthew Perelman is a Co-Founder and Managing Partner of Garnett Station Partners, an investment firm focused on retail and consumer companies and a Co-President of Cambridge Holdings. Prior to founding Garnett Station Partners in September 2013, Mr. Perelman worked at LCatterton, a large consumer-focused private equity fund, from June 2011 to June 2013. Prior to LCatterton, Mr. Perelman worked in the Investment Banking Division of Citigroup from June 2009 to June 2011, where he focused on consumer and retail M&A and financings. Mr. Perelman serves on the boards of Garnett Station Partners’ portfolio companies.

Alexander Sloane is a Co-Founder and Managing Partner of Garnett Station Partners, an investment firm focused on retail and consumer companies and a Co-President of Cambridge Holdings. Prior to founding Garnett Station Partners in September 2013, Mr. Sloane worked in private equity at Apollo Global Management from 2011 to 2013. Prior to Apollo, Mr. Sloane worked in Investment Banking at Goldman Sachs from 2009 to 2011. Mr. Sloane serves on the boards of Garnett Station Partners’ portfolio companies.

In connection with the completion of the Holding Company Reorganization, the Company assumed (i) the Employment Agreement dated as of December 22, 2011, as amended, among OldCRG, Carrols LLC and Daniel T. Accordino, (ii) each of the Change of Control and Severance Agreements dated as of June 3, 2013, between OldCRG, Carrols Corporation, Carrols LLC and each of Paul R. Flanders, Richard G. Cross William E. Myers and Gerald J. DiGenova and (iii) each of the OldCRG 2006 Stock Inventive Plan, as amended (the “2006 Plan”), the OldCRG 2016 Stock Incentive Plan (the “2016 Plan”) and underlying grant agreements under the 2006 Plan and the 2016 Plan. Each of the officers and directors of the Company will be entitled to participate in such plans, as applicable, on the same terms and conditions as the officers and directors of OldCRG immediately prior to the closing of the Mergers.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the completion of the Holding Company Reorganization, the Company’s board of directors adopted an Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate of Incorporation”), an Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”), an Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Amendment to Amended and Restated Certificate of Incorporation”) and an Amendment to Amended and Restated Bylaws of the Company (the “Bylaws Amendment”).

Upon consummation of the Holding Company Reorganization, the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company were the same as the certificate of incorporation and bylaws of OldCRG immediately prior to consummation of the Holding Company Reorganization. The Amended and Restated Certificate of Incorporation and the Amendment to Amended and Restated Certificate of Incorporation were filed with the Delaware Secretary of State on April 30, 2019 and are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

The Amended and Restated Bylaws and the Bylaws Amendment are filed as Exhibit 3.3 and Exhibit 3.4, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01. Other Events.

Successor Issuer

In connection with the Holding Company Reorganization and by operation of Rule 12g-3(a) promulgated under the Exchange Act, the Company is the successor issuer to OldCRG and has succeeded to the attributes of OldCRG as the registrant, including OldCRG’s Commission file number and CIK number. Shares of the Company Common Stock are deemed to be registered under Section 12(b) of the Exchange Act, and the Company is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and will file reports and other information with the Commission using OldCRG’s Commission file number (001-33174). The Company hereby reports this succession in accordance with Rule 12g-3(f) promulgated under the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of the business acquired

The financial statements with respect to the Mergers required to be filed pursuant to Item 9.01(a) of Form 8-K will be filed by amendment as soon as practicable, but in no event later than 71 days after the date of this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information

The pro forma financial statements with respect to the Mergers required to be filed pursuant to Item 9.01(b) of Form 8-K will be filed by amendment as soon as practicable, but in no event later than 71 days after the date of this Current Report on Form 8-K is required to be filed.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	Amendment to Amended and Restated Certificate of Incorporation of the Company

3.3	Amended and Restated Bylaws of the Company

3.4	Amendment to Amended and Restated Bylaws of the Company

4.1	Certificate of Designations of Series B Convertible Preferred Stock of the Company

4.2	Certificate of Designations of Series C Convertible Preferred Stock of the Company

4.3	Registration Rights and Stockholders’ Agreement, dated as of April 30, 2019 between the Company and Cambridge Franchise Holdings, LLC

10.1	Credit Agreement dated as of April 30, 2019, among the Company, the guarantors named therein, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto

10.2	Security Agreement, dated as of April 30, 2019, among the Company, the guarantors named therein, and Wells Fargo Bank, National Association, as administrative agent

10.3	Voting Agreement, dated as of April 30, 2019, among the Company, Burger King Corporation, Blue Holdco 1, LLC and Cambridge Franchise Holdings, LLC

10.4	Consent Agreement, dated as of April 30, 2019, among the Company, Carrols Holdco Inc. (formerly Carrols Restaurant Group, Inc.), Carrols Corporation, Burger King Corporation and Blue Holdco 1, LLC

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carrols Restaurant Group, Inc.

Date: May 6, 2019	By:	/s/ Paul R. Flanders
Name: Paul R. Flanders Title: Vice President, Chief Financial Officer and Treasurer